                         ENERGY RESEARCH CORPORATION
                 COMPUTATION OF INCOME (LOSS) PER COMMON SHARE
                               Three Months             Six Months
                              Ended April 30,         Ended April 30,
                              1996       1995        1996       1995
                              ----       ----        ----       ----
PRIMARY

Shares outstanding,
 beginning of period           3,758,573  3,711,270  3,728,914  3,699,683

Weighted average number of
 shares issued, retired and
 issuable share equivalents      320,985    262,587    305,626    271,233
                               ---------  ---------  ---------  ---------
Weighted average number of
 common and common equivalent
 shares outstanding            4,079,558  3,973,857  4,034,540  3,970,916
                               =========  =========  =========  =========

Net income                     $ 124,000  $ 185,000  $ 185,000  $ 279,000
                               =========  =========  =========  =========

Net income per common share    $     .03  $     .05  $     .05  $     .07
                               =========  =========  =========  =========

FULLY DILUTED

Weighted average number of
common and common equivalent
sharesoutstanding as
adjusted for full dilution     4,275,558  4,193,857  4,230,540  4,190,916

Adjustment for interest,
net of tax, on convertible
long-term debt                 $  19,000  $  20,000  $  38,000  $  40,000
                               =========  =========  =========  =========

Adjusted net income            $ 143,000  $ 205,000  $ 223,000  $ 319,000
                               =========  =========  =========  =========

Net income per
common share   <F1>            $     .03  $     .05  $     .05  $     .08
                               =========  =========  =========  =========

<F1> These calculations are submitted in accordance with SEC requirements, although they are not in accordance with APB Opinion No. 15 because they are anti-dilutive.